UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On February 3, 2026, 5E Advanced Materials, Inc. (the “Company”) issued a press release announcing the closing of the Offering (as defined below), a copy of which is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to the rules and regulations of the Commission (as defined below) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On February 3, 2026, the Company announced that it had completed the issuance and sale (the “Offering”) of an aggregate of 18,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”) for a purchase price of $2.00 per Share for gross proceeds of $36.0 million. The Shares were offered pursuant to a registration statement on Form S-1 (File No. 333-292988), which was declared effective by the Securities and Exchange Commission (the “Commission”) on January 29, 2026.

The Company estimates the net proceeds from the Offering will be approximately $30.3 million, after deducting placement agent fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for the operation of its small-scale boron facility, wellfield development and finalization of commercial mine plan, FEED engineering, and general corporate purposes.

In connection with the Offering, on January 29, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors in the Offering, and a placement agency agreement (the “Placement Agency Agreement”) with Konik Capital Partners, LLC, a division of T.R. Winston & Co. (the “Placement Agent”). Pursuant to the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of gross proceeds from the sale of Shares in the Offering and to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering. The Purchase Agreement and the Placement Agency Agreement contain customary representations, warranties and indemnification obligations.

In connection with the Offering, the Company also agreed not to issue any shares of Common Stock for a period of ninety (90) days following the closing of the Offering, other than pursuant to an equity incentive plan, upon the exercise, exchange or conversion of any currently outstanding securities, or pursuant to acquisitions or strategic transactions.

The foregoing descriptions of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by the full text thereof, forms of which are filed as Exhibits 10.1 and 1.1 hereto, respectively, and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (File No. 333-292988) filed with the Securities and Exchange Commission on January 27, 2026).

10.1

Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-292988) filed with the Securities and Exchange Commission on January 27, 2026).

99.1	Press Release, dated February 3, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	February 3, 2026	By:	/s/ Joshua Malm
Joshua Malm Chief Financial Officer, Treasurer and Corporate Secretary